Exhibit 10.4

Pledge of Equity Agreement

This Agreement is executed by:

Pledgeors (hereinafter collectively referred to as “Party A”):

1. WANG Zhili, a citizen of PRC with ID Card number【370105196802103334】, owns 【7.00】% shares of Shandong Taiying Technology Co., Ltd;

2. WANG Debao, a citizen of PRC with ID Card number 【372423197111261312】, owns 【10.00】% shares of Shandong Taiying Technology Co., Ltd;

3. XUE Guoan, a citizen of PRC with ID Card number 【370823197608284034】, owns【1.00】% shares of Shandong Taiying Technology Co., Ltd;

4. YANG Xiaohua, a citizen of PRC with ID Card number 【37070319671115008X】, owns【10.00】% shares of Shandong Taiying Technology Co., Ltd;

5. ZHANG Qingmao, a citizen of PRC with ID Card number 【370702196706201317】, owns【15.00】% shares of Shandong Taiying Technology Co., Ltd;

6. GUO Zhiqiang, a citizen of PRC with ID Card number 【370103197407015731】, owns【1.00】% shares of Shandong Taiying Technology Co., Ltd;

7. LIN Long, a citizen of PRC with ID Card number 【370103196403100512】, owns【36.00】% shares of Shandong Taiying Technology Co., Ltd;

8. SUN Jing, a citizen of PRC with ID Card number 【370282198111207721】, owns【20.00】% shares of Shandong Taiying Technology Co., Ltd;

Pledgee (hereinafter referred to as “Party B”):

Chongqing Ruixuan Technology Co., Ltd.，a 【Wholly Foreign Owned Enterprise】 registered in Chongqing, PRC.

Whereas:

1. Party A consists of all of the shareholders of Shandong Taiying Technology Co., Ltd. (hereinafter referred to as “Shandong Taiying”), who legally hold all of the equity interest of Shandong Taiying.

2. Chongqing Ruixuan Technology Co., Ltd. is a 【Wholly Foreign Owned Enterprise】 incorporated and existing within the territory of PRC in accordance with the law of PRC and its legal registered address is 【No. 19, Dongyi Road Huilong Avenue, Yongchuan District, Chongqing City】.

3. Shandong Taiying. is an enterprise incorporated and existing within the territory of PRC in accordance with the law of PRC, the registration number of its legal valid business license is【370924200000213】 and its legal registered address is 【1366 Zhongtianmen Dajie, Xinghuo Science and Technology Park, High-tech Zone, Taian City】.

4. Party B intends to acquire all of the equity interests or assets of Shandong Taiying. Prior to the completion of such acquisition, Party A agreed to entrust the management and operation of Shandong Taiying to Party B and to sell all or part of operating assets of Shandong Taiying to Party B. In order to protect the interests of Party B, Party A agrees to pledge the 100% of equity interest of Shandong Taiying they own to Party B.

5. Party B accepts the pledge of the equity interest by Party A.

Therefore, in accordance with applicable laws and regulations of the People’s Republic of China, the Parties hereto reach the Agreement through friendly negotiation on the principle of equality and mutual benefit and abide by.

Article 1 Guaranteed Obligation

The equity interest is being pledged to guarantee all of the rights and interests Party B is entitled to under all of the following listed agreements by and among Party A and Party B:

(a) Entrusted Management Agreement, by and between Party A, Shandong Taiying and Party B on July 23, 2010 in Taian City;

(b) Exclusive Option Agreement by and among Party A, Shandong Taiying and Party B on July 23, 2010 in Taian City;

(e) Shareholders’ Voting Proxy Agreement, by and between Party A and Party B on July 23, 2010 in Taian City;

Article 2 Pledged Properties

Party A pledges, by way of first priority pledge, all of its rights, title and interest, in, to and under all or any part of:

(a)	100% of the equity interest in Shandong Taiying;

(b)	100% of the registered capital (“Registered Capital”) of Shandong Taiying;

(c)	all investment certificates and other documents in respect of the Registered Capital of Shandong Taiying;

(d)	all money, dividends, interest and benefits at any time arising in respect of all the equity interest and Registered Capital of Shandong Taiying; and all voting rights and all other rights and benefits attaching to or accruing to the equity interest or the Registered Capital of Shandong Taiying to Party B .

Article 3 Scope of Guaranteed Obligations

The scope of the guaranteed obligations is all rights and interests Party B is entitled to in accordance with all the agreements signed by and among Party A and Party B.

Article 4 Pledge Procedure and Registration

After the date of this Agreement, Party A shall try with its best effort to process the registration procedures with Taian Administration for Industry and Commerce concerning the pledged equity interest and ensure that all other approval(s) from or registration with relevant PRC authorities is granted or duly secured.

Article 5 Transfer of Pledged Equity Interest

Party A shall not transfer any of the pledged equity interest without the prior written consent of Party B during the term of this agreement.

Article 6 Effectiveness, Modification and Termination

6.1	This Agreement shall go into effect when it is signed by the authorized representatives of the Parties with seals affixed;

6.2	Upon the effectiveness of this Agreement and unless otherwise agreed upon by the parties hereto, neither party may modify or terminate this Agreement. Any modification or termination shall be in writing after both parties’ consultations. The provisions of this Agreement remain binding on both parties prior to any written agreement on modification or termination.

Article 7 Governing Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

Article 8 Liability for Breach of Agreement

Upon the effectiveness of this Agreement, the Parties hereto shall perform their respective obligations under the Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall be deemed as breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 9 Settlement of Dispute

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission South China Sub-Commission in Shenzhen in accordance with its rules then in effect. The arbitration shall take place in Shenzhen. The arbitration award shall be final, conclusive and binding upon both parties.

Article 10 Severability

10.1	Any provision of this Agreement that is invalid or unenforceable due to the Laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2	In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11 Miscellaneous

11.1	The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement.

11.2	The Agreement shall be executed in ten copies in Chinese. Each party holds one Chinese original, and the remaining shall be kept for completing relevant procedures. Each copy shall have equal legal force.

11.3	In witness hereof, the Parties hereto have executed this Agreement on the date described in the first page.

        (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

(Page of signature only)

Party A:

WANG Zhili (signature):

WANG Debao (signature):

XU Guoan (signature):

YANG Xiaohua(signature):

ZHANG Qingmao(signature):

Guo Zhiqiang(signature):

LIN Long(signature):

SUN Jing(signature):

Party B:

Chongqing Ruixuan Technology Co., Ltd. (seal)

Authorized representative:

              (signature)